Exhibit 99.1

News Release

436 Seventh Avenue
Pittsburgh, PA 15219-1800
412-227-2001
www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President, Chief Financial Officer
412.227.2153
mccurriebh@koppers.com

Koppers Inc. Declares Dividend

PITTSBURGH, December 7, 2005 – The Board of Directors of Koppers Inc. declared a dividend of $3,022,913 to its parent company, Koppers Holdings Inc. The dividend will be paid on or about December 13, 2005.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates 36 facilities in the United States, United Kingdom, Denmark, Australia, China, the Pacific Rim and South Africa. The Company is a wholly owned subsidiary of Koppers Holdings Inc. The stock of Koppers Holdings Inc. is shared by a number of employee investors and by majority equity owner Saratoga Partners of New York, N.Y.

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